ASSIGNMENT AND CONSENT TO ASSIGNMENT OF
                              INVESTMENT AGREEMENT


         ASSIGNMENT AND CONSENT TO ASSIGNMENT OF INVESTMENT AGREEMENT, dated May 7, 1999 (this "Assignment and Consent"), by and among Samstock, L.L.C., a Delaware limited liability company ("Samstock"), Danielson Holding Corporation, a Delaware corporation (the "Company"), Martin J. Whitman ("Whitman") and SZ Investments, L.L.C., a Delaware limited liability company ("SZ"), relating to the Investment Agreement (the "Investment Agreement"), dated as of April 14, 1998, by and among Samstock, Whitman and the Company. All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Investment Agreement.

         WHEREAS, Samstock is controlled by SZ, its sole limited liability company member;

         WHEREAS, Samstock desires to assign to SZ (the "Assignment"), and SZ desires to assume from Samstock (the "Assumption"), all of Samstock's rights, duties, obligations and interest arising under the Investment Agreement; and

         WHEREAS, the Company desires to consent to the Assignment and the Assumption pursuant to Section 3.10 of the Investment Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Assignment and Assumption. Samstock hereby assigns to SZ all of its rights, obligations, duties, liabilities and interests arising under or relating to the Investment Agreement, and SZ hereby accepts this Assignment from Samstock. Samstock shall be released from, and SZ shall assume as its direct obligations as if SZ were the original party to the Investment Agreement with the Company and Whitman, all of Samstock's rights, obligations, duties, liabilities and interests arising under or relating to the Investment Agreement, and agrees to perform and discharge all of Samstock's obligations, duties, and liabilities thereunder. The Assignment and Assumption shall be effective as of the date hereof.

         2. Consent to Assignment and Assumption. The Company hereby consents, pursuant to Section 3.10 of the Investment Agreement, to the Assignment and Assumption as provided in the foregoing paragraph and agrees that wherever the term "Samstock" appears in the Investment Agreement, it shall be deemed to read and refer to SZ. The Company hereby fully, finally and forever waives, releases and discharges Samstock from any and all claims, causes of action, demands, suits, costs, liabilities,

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debts,  expenses  (including  but not  limited  to reasonable  attorneys'  fees)
and damages, that it now may have, ever had, or hereafter may acquire of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether at law or in equity, in contract, tort or otherwise, by statute or common law, arising out of the Investment Agreement.

         3.       Miscellaneous.

                  (a) Counterparts. This Assignment and Consent may be executed in one or more counterparts, each of which shall be deemed an original but both of which together will constitute one and the same instrument.

                  (b)  Headings.   The  section   headings   contained  in  this
Assignment and Consent are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Assignment and Consent.

                  (c) Governing Law; Jurisdiction; Process. This Assignment and Consent shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Delaware.

                  (d) Parties in Interest. This Assignment and Consent shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.



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



         IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Consent to Assignment of Investment Agreement as of the date first above written.

                                  SAMSTOCK, L.L.C.



                                   By:  Donald J. Liebentritt
                                        _______________________________
                                        Name: Donald J. Liebentritt
                                        Title: Vice President


                                   SZ INVESTMENTS, L.L.C.



                                   By:  Donald J. Liebentritt
                                        _______________________________
                                        Name: Donald J. Liebentritt
                                        Title: Vice President


                                   DANIELSON HOLDING CORPORATION



                                   By:  David Barse
                                        _______________________________
                                        Name: David Barse
                                        Title: President and
                                        Chief Operating Officer


                                        Martin J. Whitman
                                        _______________________________
                                        MARTIN J. WHITMAN



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